UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

Avon Products, Inc. has entered into an understanding with Susan J. Kropf, President and Chief Operating Officer, regarding the circumstances of her employment during 2006. Based on that understanding:

1.	Mrs. Kropf will step down from the position of President and Chief Operating Officer effective July 1, 2006;
2.	Mrs. Kropf will remain in active employment through December 31, 2006 to assist the Chief Executive Officer with a transition of responsibilities;
3.	Mrs. Kropf’s target annual bonus will be paid on or before December 31, 2006 and will, therefore, be included in her pensionable earnings for 2006; and
4.	Mrs. Kropf’s earned annual bonus for 2006 will be based on actual achievement of corporate and individual goals for 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a March 9, 2006 meeting of the Board of Directors of Avon Products, Inc., Susan J. Kropf, President and Chief Operating Officer, announced her intention to retire effective December 31, 2006. In connection with her impending retirement, Mrs. Kropf announced her intention not to stand for reelection to the Board of Directors of the Company at its May 4, 2006 Annual Meeting of Shareholders. Mrs. Kropf also announced her intention to resign from the position of President and Chief Operating Officer, effective July 1, 2006. The position of President and Chief Operating Officer will not be replaced and Mrs. Kropf’s responsibilities will be assumed by Andrea Jung, the Company’s Chairman and Chief Executive Officer. From July 1, 2006 through December 31, 2006 Mrs. Kropf will assist Ms. Jung with a transition of responsibilities.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: March 9, 2006

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